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EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-94871 of Island Pacific, Inc. (formerly SVI Solutions, Inc.) on Form S-8 of our report dated July 13, 2001 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-K of Island Pacific, Inc. for the year ended March 31, 2003.


/s/ Deloitte & Touche LLP

San Diego, California
September 11, 2003